Exhibit 99.1

Novus Therapeutics Announces Name Change to Eledon
Pharmaceuticals; Provides Corporate Update and Outlook

Eledon to commence trading on the Nasdaq exchange under the ticker “ELDN” effective tomorrow,
January 5, 2021

Eledon is well financed to complete up to four Phase 2 clinical trials of lead candidate AT-1501, a potential best in class anti-CD40L monoclonal antibody

IRVINE, Calif., Jan. 04, 2021 (GLOBE NEWSWIRE) -- Novus Therapeutics, Inc. (“Novus”) (NASDAQ: NVUS), a clinical stage biopharmaceutical company focused on developing life-changing, targeted medicines for persons living with an autoimmune disease, requiring an organ or cell-based transplant, or living with amyotrophic lateral sclerosis (ALS), today provided a corporate update and offered its outlook for 2021 and beyond.

2020 and Recent Accomplishments:

•	Announced name change to Eledon Pharmaceuticals, Inc. (Nasdaq: ELDN) to reflect the company’s new focus on transplantation and autoimmune diseases

•	In September, completed the acquisition of privately-held Anelixis Therapeutics and its lead clinical program, AT-1501, a next generation anti-CD40L antibody

•	Concurrent with acquisition announcement, completed a private placement financing with gross proceeds of over $108 million, providing cash runway into at least late 2023

•	Financing was supported by a group of premier life science investors, led by BVF Partners L.P., with participation from Cormorant Asset Management, Ecor1 Capital, Logos Capital, Fidelity Management and Research Company, Adage Capital Partners L.P., Woodline Partners LP, Ridgeback Capital, Janus Henderson Investors, and Samsara BioCapital, as well as additional investors

•	In October, initiated a Phase 2a clinical trial of AT-1501 in ALS

•	In November, received clearance from Health Canada to proceed with the initiation of a Phase 2 clinical trial of AT-1501 in islet cell transplantation for type 1 diabetes with enrollment expected to begin in the first quarter of 2021

•	In December, secured stockholder votes to convert Series X1 non-voting convertible preferred stock into shares of common stock, simplifying the company’s capital structure

•	In a non-human primate preclinical model of islet cell transplantation, experiments benchmarking AT-1501 maintenance treatment compared to calcineurin inhibitor-based maintenance treatment demonstrated better islet cell graft function and improved safety profile for animals receiving AT-1501. Initial dose finding studies demonstrate AT-1501’s ability to prevent acute and long-term graft rejection at both 20 mg/kg and 10 mg/kg for over 12 months. New data suggests that after six months of treatment the frequency of dosing in non-human primates can be reduced by at least 50% without significant loss in graft function. Presentation and publication of study data expected in 2021

“As we enter the new year, now is the perfect time to introduce our new name – Eledon Pharmaceuticals, Inc. – which reflects our recent strategic change in therapeutic focus to transplantation and autoimmune diseases,” stated David-Alexandre C. Gros, M.D., Chief Executive Officer of Eledon Pharmaceuticals, Inc. “The year 2020 was transformational for our company as we completed the acquisition of Anelixis Therapeutics and its lead clinical program, AT-1501, and a concurrent financing which will enable us to complete up to four Phase 2 trials of AT-1501. These four trials reflect four separate high-need indications, offering multiple opportunities for value creation this year and into 2022. I look forward to reporting on our progress as we approach data from these important studies.”

Upcoming Anticipated Milestones in 2021:

•	Initiate Phase 2 trial of AT-1501 in islet cell transplantation for type 1 diabetics in Q1 2021 with interim data readout expected in 1H 2022

•	Initiate Phase 2 trial of AT-1501 in renal transplantation in Q2 2021

•	Initiate Phase 2 trial of AT-1501 in an autoimmune nephritis indication

•	Continue patient enrollment in ongoing Phase 2 trial in ALS; data readout expected in 1H 2022

Name Change:

In connection with the name change, Novus’ ticker will change to “ELDN” and will be effective at market open on January 5, 2021, along with the company’s new corporate website at www.eledon.com. No action is required by stockholders in connection with the name change. The number of outstanding shares of the company’s common stock is not affected by the name change. The company’s common stock has been assigned a new CUSIP number of 28617K101.

About Novus Therapeutics and AT-1501

Novus Therapeutics, Inc. is a clinical stage biotechnology company using its expertise in targeting the CD40L pathway to develop potential treatments for patients living with an autoimmune disease, patients requiring an organ or cell-based transplant, and for patients living with ALS. The company’s lead compound in development is AT-1501, a humanized IgG1 anti-CD40L antibody with high affinity for CD40 ligand (CD40L, also called CD154), a well-validated biological target with broad therapeutic potential. The CD40L/CD40 pathway is widely recognized for its prominent role in immune regulation. CD40L is primarily expressed on activated CD4+ T cells, platelets and endothelial cells while the CD40 receptor is constitutively expressed on antigen presenting cells such as B cells, macrophages, and dendritic cells. By blocking CD40L and not the CD40 receptor, AT-1501 inhibits both the CD40 and CD11 costimulatory signaling pathways, providing the potential for improved efficacy compared to anti-CD40 receptor approaches. Blocking CD40L also increases polarization of CD4+ lymphocytes to Tregs, a specialized subpopulation of T cells that act to suppress an immune response, thus creating a more tolerogenic environment, which is especially important for autoimmune diseases and in the transplant setting. Furthermore AT-1501 is an IgG1 antibody specifically engineered to cripple the Fc effector function to potentially improve safety, as well as potentially provide pharmacokinetic, pharmacodynamic, and dosing advantages compared to other approaches. Novus is headquartered in Irvine, Calif. For more information, please visit the company’s website at www.novustherapeutics.com, and after January 5th, www.eledon.com.

Follow Eledon Pharmaceuticals on social media: @Eledon_Pharma and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involves substantial risks and uncertainties. Any statements about the company’s future expectations, plans and prospects, including statements about its strategy, future operations, development of its product candidates, expected timing for receipt of data from its clinical trials, expected timing for initiation of future clinical trials, expected frequency of dosing of AT-1501, the company’s capital resources, the expected timing of the company’s name change and new ticker on Nasdaq, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “predicts,” “projects,” “targets,” “looks forward,” “could,” “may,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, although not all forward-looking statements include such identifying words. Forward-looking statements include but are not limited to statements regarding: risks related to market conditions; expectations regarding the timing for the commencement of future clinical trials; expectations regarding the success of clinical trials; the rate and degree of market acceptance and clinical utility of the company’s products; the company’s estimates regarding expenses and cash runway; and the impact of the ongoing coronavirus pandemic. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors. These risks and uncertainties, as well as other risks and uncertainties that could cause the company’s actual results to differ significantly from the forward-looking statements contained herein, are discussed in our quarterly 10-Q, annual 10-K, and other filings with the SEC, which can be found at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof and not of any future date, and the company expressly disclaims any intent to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

212.915.2577

Source: Novus Therapeutics, Inc.